Exhibit 99.1

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Full Circle Capital Corporation

Merger Conference Call

June 24, 2016

Full Circle Capital Corporation – Merger Conference Call, June 24, 2016

CORPORATE PARTICIPANTS

Gregg Felton, President, Chief Executive Officer, Full Circle Capital Corp.

Michael Sell, Chief Financial Officer, Full Circle Capital Corp.

Peter Reed, Chief Executive Officer (incoming), Great Elm Capital Corp.

CONFERENCE CALL PARTICIPANTS

Mickey Schleien, Ladenburg

Paul Misleh, Fortis Capital Management

PRESENTATION

Operator:

Good day and welcome to the Full Circle Merger Conference Call. Today’s conference is being recorded. At this time, I’d like to turn the conference over to Ms. Rory Rumore, Investor Relations. Please go ahead, ma’am.

Rory Rumore:

Thank you, Operator, and good morning, everyone. Thank you for joining us for Full Circle Capital Corp.’s call announcing its merger with Great Elm Capital Corporation. The slide presentation accompanying this morning’s conference call can also be found on Full Circle’s website under the Investor Relations tab at www.fccapital.com.

Before I turn the call over to Management, I’d like to call your attention to the customary Safe Harbor statements regarding forward-looking information. Today’s conference call includes forward-looking statements and projections, and we ask that you refer to Full Circle’s most recent filings with the SEC for important factors that could cause actual results to differ materially from these projections. Full Circle does not undertake to update its forward-looking statement unless required by law. To obtain copies of the latest SEC filings, please visit Full Circle’s website under the Investor Relations tab.

Hosting the call this morning are Gregg Felton, Full Circle’s President and Chief Executive Officer; Michael Sell, Chief Financial Officer; and Peter Reed, partner at MAST Capital and incoming CEO of Great Elm Capital Corp.

With that, I’d now like to turn the call over to Gregg Felton. Gregg?

Gregg Felton:

Thank you, Rory, and good morning and welcome, everyone. Thank you to everyone for joining our call today. We’ve posted a presentation surrounding this morning’s news, which can be found on the Investor Relations section of our website at www.fccapital.com, and we invite you to refer to this presentation as our remarks will be closing tracking the presentation.

ViaVid has made considerable efforts to provide an accurate transcription, there may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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Full Circle Capital Corporation – Merger Conference Call, June 24, 2016

This morning, Full Circle announced it has entered into a merger with Great Elm Capital Corp., a company formed by Great Elm Capital Group, also known as GEC and formerly known as Unwired Planet, as well as funds managed by MAST Capital Management. The merger is the culmination of the strategic alternatives process commenced by the Board more than seven months ago as an exciting new beginning for Full Circle and our Stockholders. The Full Circle board has unanimously approved the merger and we believe this deal is a significant win for Stockholders, and we urge their support of the transaction.

Let me take you through some of the key highlights of this transaction, which if you have the presentation open, you could also follow starting on Slide 4. The merger is expected to close in the middle to late second half of calendar 2016. The combined company, which will be called Great Elm Capital Corp., will have in excess of $190 million in net asset value. The combined size is more than double Full Circle’s current net asset value and will include over $55 million of investable cash. The transaction values Full Circle at 100% of net asset value, and at the completion of the merger Full Circle Stockholders will receive a special cash distribution of approximately $0.22 per share.

Upon closing, the combined entity, Great Elm Capital, will concentrate its efforts on middle market credit strategies with a particular focus on opportunities experiencing price dislocation, as well as special situations and event-driven opportunities. We believe this is a differentiated investment strategy from that of a traditional BDC. The approach will leverage MAST’s long history of investing in middle market credit instruments to deliver yield and capital appreciation to Investors. The combined Great Elm will target an initial distribution yield of 9% of NAV, and notably the external manager will be very much aligned with all Stockholders through an expected 15% ownership stake in the new BDC. Great Elm Capital Corp. will apply to list on NASDAQ under the symbol GECC.

On Slide 6, we take you through the transaction in more detail. Upon closing, Full Circle Stockholders will own approximately 38% of the combined company; funds managed by MAST will own approximately 47%; and the external manager GEC will own approximately 15%, as I previously mentioned. Quite simply, with Great Elm we believe we are offering Stockholders a renewed and greater opportunity to achieve yield and capital appreciation.

As noted on Slide 8, the much larger combined BDC will have the ability to invest in larger credit opportunities that should create a more distinct portfolio, which is expected to provide risk-adjusted returns and a more sustainable distribution coverage. In addition, the mostly fixed operating expenses can be spread out over a larger asset base, hopefully providing for increased net investment income over time, which would satisfy a key long-term objective of our Company.

To that end, as we move to Slide 9, we want our Stockholders to be assured that Great Elm will be firmly aligned with their interest, which is why the new investment management agreements are enhanced from the existing Full Circle agreements. The management fee for Great Elm will be 1.5% as compared with 1.75% management fee currently at Full Circle, and while the incentive fee and capital gains fee will remain the same, if Great Elm does not achieve a 7% total return on beginning net assets on a rolling 12-quarter basis, both of those fees will be deferred.

Beyond the new Stockholder friendly alignments with respect to external investment manager, Great Elm is further implementing additional protections for Stockholders to help safeguard their investments. As represented on Slide 10, the new BDC will have an authorized $15 million 10b5-1 share repurchase program in place which will be triggered when shares trade below 90% of NAV, subject to Great Elm’s liquidity, credit facility and other considerations. GEC’s stake will be locked up for one year from the issue date, and as long as both GEC and MAST own at least 35% of the BDC, they will both vote in the same proportion as other Stockholders on several important matters, including amendments to the new investment management agreement, the BDC certificate of incorporation, and selling addition shares below net asset value.

ViaVid has made considerable efforts to provide an accurate transcription, there may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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Full Circle Capital Corporation – Merger Conference Call, June 24, 2016

To conclude, we believe the Board did a commendable job securing this transaction. The new BDC will have the benefit of a much stronger capital position; it will value Full Circle’s portfolio at 100% of net asset value; and it will provide what we anticipate to be a sustainable and meaningful distribution yield that firmly aligns management with Stockholders’ interests.

Now I’d like to turn the call over to Mike, who will briefly discuss the strategy of the new Great Elm.

Michael Sell:

Thanks, Gregg. This is an exciting day for Full Circle, MAST Capital, and Great Elm Capital Group as we prepare to enter into a new era. Slide 12 gives a high level look into the Great Elm BDC. Some aspects of the strategy you’ll recognize, such as focusing on the traditional US middle market and doing significant due diligence on credit documents to ensure Great Elm is making the appropriate investment decisions. Great Elm also plans on investing in a core portfolio of senior secured first lien and second lien debt instruments and plans to continue to grow and develop the portfolio over time, based on the risk-return opportunities available across the credit markets.

While those aspects of BDC investing are familiar, the investment strategy that Great Elm will pursue will focus much more on the high yield credit market to take advantage of market dislocation, special situations, and event-driven opportunities. We do not believe there are any other public BDCs currently pursuing this comprehensive strategy.

By focusing a portion of the portfolio on the secondary high yield market, as represented on Slide 13, we believe that the current universe of opportunities further increases our ability to generate meaningful risk-adjusted returns for our Investors. While we have not seen the market with this level of dislocation since the financial crisis of 2008, we believe that there should be significant opportunities to purchase very attractive securities at discounts to par.

While it’s one thing to identify an opportunity, it is critical to have a manager with the depth of experience and knowledge to take advantage of these dislocations and invest in the securities that will generate appropriate risk-adjusted returns for Stockholders. It is an approach that MAST has taken over the past 14 years.

With that, I’ll turn the call over to Pete, who will introduce you to the MAST team that will be leading Great Elm Capital Corp.

Peter Reed:

Thank you, Mike, and thank you to everyone for attending this morning’s call. The entire MAST team is excited for this opportunity and to begin generating value for all Stockholders. Let me take a few minutes to discuss our approach and the attributes of our experience investing across credit instruments.

MAST is an investment advisor founded in 2002 in Boston that focuses on investing in and originating leveraged middle market credit opportunities. I joined MAST in 2004 and have over 14 years of credit investing and finance experience. We had approximately $1 billion in assets under management as of March 31, 2016.

During our 14-year history, we’ve invested over $17 billion into all types of credit investments, have structured 24 custom financings, and been actively involved in a group of restructurings. We navigated the 2008 financial crisis successfully and our experience of investing in that environment gives us a solid base from which to execute Great Elm’s BDC strategy. We have also since that time continued to invest effectively on both a primary and secondary basis, generating returns that over time beat the benchmarks we target for our Investors.

ViaVid has made considerable efforts to provide an accurate transcription, there may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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Full Circle Capital Corporation – Merger Conference Call, June 24, 2016

As the new external manager, we will be using the same approach to investing that has made MAST successful. We will continue to use our fundamental research capabilities and in-house legal expertise to identify opportunities where our view is differentiated from the market. Our analysts will focus on specific industries where they are experts, doing both qualitative and quantitative diligence, with all investment ideas thoroughly reviewed by our leadership team.

Our focus will be to capitalize on value opportunities within the middle market credit spectrum to generate a sustainable net investment income for distribution as well as capital appreciation. First and foremost, we will always remain focused on preservation of capital while working to pursue the best risk-adjusted returns that meet the rigorous investment standards that we set for ourselves 14 years ago.

Let me provide some additional insight on GEC’s participation in this transaction. As we note on Slide 17, GEC is reinventing itself by exiting its legacy patent licensing business toward an alternative asset manager with a core leveraged finance investment platform under the Great Elm Capital brand. This transaction dovetails well with its approach and secures the first step in that strategic initiative.

We appreciate your support of this transaction and we look forward to putting our credit investment strategies to work for the mutual benefit of all stockholders.

I’ll now turn the call back to Gregg for closing comments.

Gregg Felton:

Thanks, Pete. In closing, we’re very pleased to be able to bring this merger to our Stockholders today. The transaction is a significant transformation of Full Circle as it more than doubles our asset base, puts the new combined company in a position to grow its net investment income stream, and it places our assets in the hands of a deeply experienced credit investing team at MAST. Our Stockholders will receive immediate value in the form of a special cash distribution and are expected to once again be receiving regular distributions from Great Elm. All in, we believe that our board—we and our board are fully supportive of the merger, and we strongly advocate that stockholders vote their approval at the upcoming special meeting.

I’d like to now open up the call for questions. Operator, can you queue that up?

Operator:

Thank you. If you’d like to ask a question, please signal by pressing star, one on your telephone keypad. If you’re using a speakerphone, please make sure your mute function is turned off to allow your signal to reach our equipment. Again, press star, one to ask a question, and we’ll pause for just a moment to allow everyone an opportunity to signal for questions.

We’ll take our first question from Mickey Schleien with Ladenburg.

Mickey Schleien:

Yes, good morning, everyone. Gregg, I’m not exactly sure who to direct questions to, so I’ll let you figure that out. My first question is will the new external manager be wholly owned by Great Elm Capital Inc., and how many employees will it have?

ViaVid has made considerable efforts to provide an accurate transcription, there may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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Full Circle Capital Corporation – Merger Conference Call, June 24, 2016

Gregg Felton:

Thanks, Mickey, for your question. I’m going to let Pete—if you don’t mind, Pete, why don’t you answer that first question.

Peter Reed:

Sure, thanks, Gregg. The answer to the first question is yes, the RIA manager will be 100% owned by Great Elm Capital Group Inc., and there are 13 team members.

Mickey Schleien:

Will the BDC be able to co-invest with other MAST funds?

Gregg Felton:

Pete, you want to take that one as well?

Peter Reed:

We will be relying on the Mass Mutual exception immediately at closing, and may seek exemptive relief from the SEC.

Mickey Schleien:

Okay, and of the 13 folks at the external manager, are any of them direct—completely involved with origination, or—what I’m really asking is what is the origination strategy for the new BDC in terms of deal flow?

Peter Reed:

We view this as a natural extension of the origination that we’ve done over the last 14 years of MAST, and that origination is done a little bit differently than others in that it’s done on an opportunistic basis, typically with companies or situations where we have multi years of experience and said company as a discrete capital need. So it’s a little bit different than others, but it will be a continuation of that strategy that we’ve employed for the last 14 years.

Mickey Schleien:

Has that strategy involved private equity sponsors, or these are direct relationships of MAST?

Peter Reed:

All of the above.

Mickey Schleien:

All of the above. The deck indicates that MAST has invested $17 billion since ’02. I was hoping you could give us a little bit more background on the performance of the funds, notwithstanding the fact that I assume they’re private, but—and could you include the default and recovery rates, if possible?

ViaVid has made considerable efforts to provide an accurate transcription, there may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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Full Circle Capital Corporation – Merger Conference Call, June 24, 2016

Gregg Felton:

Yes, Mickey, that type of detail—as you might imagine for the purposes of this call, there will be information in the proxy materials that will allow you to get incremental information as it relates to background and MAST and so forth, but there’s not further detail we can go into on this call.

Mickey Schleien:

Okay. Last question, Gregg: I’m trying to just get a sense of the size of the companies that MAST has been dealing with, can you tell us the average EBITDA, at least, of the target market that MAST has been involved with?

Gregg Felton:

No, we can’t really get into that level of detail, but obviously you’re going to have a whole host of information available in the proxy materials that will provide more content and perspective on the pro forma situation.

Mickey Schleien:

So when do you expect to file the proxy?

Michael Sell:

We’re currently working on drafting the proxy materials. As you can imagine, it’s—there are multiple parties involved. We’re going to aim to get that on file as soon as we clear comments with the SEC, to the degree they have any, and are looking to expedite that process.

Mickey Schleien:

So Mike, that—you’re talking about weeks, if not months then?

Michael Sell:

I think the goal would be weeks, and the outside—to get somewhat technical here, the SEC has the option to have up to 30 days to review a document and provide comments, and then 30 days to review the responses to the comments, so you could see a period that lasts into the “months” time period.

Gregg Felton:

We don’t control the timing, is the point, yes.

Mickey Schleien:

I understand. Those are all my questions. I appreciate your time this morning, and congratulations.

Gregg Felton:

Thank you very much, Mickey.

Operator:

We’ll take our next question from Paul Misleh with Fortis Capital Management.

ViaVid has made considerable efforts to provide an accurate transcription, there may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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6

Full Circle Capital Corporation – Merger Conference Call, June 24, 2016

Paul Misleh:

Yes, hi. Peter, these are for you. GEC—does GEC, the publicly listed company, continue to exist after this transaction is completed?

Peter Reed:

Yes.

Paul Misleh:

Okay. Then so what does GEC get? I think, Peter, are you investing (inaudible) $30 million from the sale of the patents into this new whatever it’s going to be called, the combined company?

Peter Reed:

Paul, GEC will be making the $30 million from its cash on hand, which—and most of the details will be coming shortly in an 8-K.

Paul Misleh:

Okay, but then so—the $30 million is going into the combined entity, and then will GEC also own—I’m sorry, is GEC buying the asset manager or are they buying 15% of the BDC?

Gregg Felton:

Let me take that question. It should be outlined in the slide deck, if you have that open. But GEC is contributing $30 million of cash in exchange for equity in the newly formed BDC, Great Elm Capital Corp, so that $30 million of cash is going in and they are receiving in exchange for that an equity interest in the form of stock in the combined company.

Paul Misleh:

Okay. Can you just outline how that utilizes—I know the play on GEC now has been the utilization of NOLs, so how is that using the NOLs?

Peter Reed:

I think that’s probably best addressed when GEC makes its own announcement and has an Investor Day forum, but I’m happy to discuss that with you in depth later.

Paul Misleh:

Okay, all right. Well, the market is going to open here, and no one’s going to understand that, and I’m a bit nervous about what that means for us. But I guess that’s okay. All right, thanks, guys.

Gregg Felton:

Sure.

ViaVid has made considerable efforts to provide an accurate transcription, there may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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Full Circle Capital Corporation – Merger Conference Call, June 24, 2016

Operator:

As a reminder again, that is star, one if you’d like to ask a question, star, one. We have no further questions, and I would now like to turn the conference back over to Gregg Felton for any additional or closing remarks.

Gregg Felton:

Okay, thank you, Operator. In closing, we thank you all for attending the call this morning on short notice, and we look forward to providing further updates as warranted. Until then, please don’t hesitate to reach out to John, Mike or myself at any time, and we’re happy to answer any questions that we’re able to answer prior to, of course, the filing of the proxy. As we indicated, there will be a lot more information forthcoming in the public filing that will be available to you all. Thank you.

Operator:

This concludes today’s conference. Thank you for your participation. You may now disconnect.

ViaVid has made considerable efforts to provide an accurate transcription, there may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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